UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 26, 2011

YACHT FINDERS, INC.
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(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52528	76-0736467
(State or Other Jurisdiction	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

56 Laenani Street, Haiku, HI	96708
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:
(310) 396-1691
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Not Applicable
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(Former name or former address, if changed since last report)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.  Changes in Registrant's Certifying Accountants

On or about August 12, 2011, the Board of Directors of Yacht Finders, Inc. Inc. (“YTFD” or “Company”) was advised in writing that its independent principal accountant and auditor, Cordovano and Honeck LLP (“Cordovano”) had been advised that the Public Company Accounting Oversight Board (“PCAOB”) expects to permanently bar Cordovano from participation in audits or reviews of public registrants as of August 26, 2011. As a result of such bar, the Company may not include Cordovano’s audit reports or consents in its filings with the SEC after the date of such bar and any periods originally audited by Cordovano which are presented in such filings will need to be re-audited by the Company’s new independent principal accountant.

On August 26, 2011, the Company’s Board of Directors took action to terminate its relationship with Cordovano effective that date.  Cordovano has served the Company since 2006. Under Item 304 of Regulation S-K, the reason for the auditor change is termination.

On August 26, 2011, the Company decided to engage Paritz & Co., Hackensack, NJ as independent principal accountant and auditor to re-audit the Company’s financial statements for the fiscal year ended December 31, 2010 and to report on the Company’s financial statements for the fiscal year ending December 31, 2011, including performing the required quarterly reviews.

During the two most recent fiscal years and the interim period through the date of the termination, there were no disagreements with Cordovano on any matter of accounting principles or practices, financial statement disclosure or auditing scope or  procedure, which disagreements, if not resolved to Cordovano’s satisfaction, would have caused Cordovano to make reference to the subject matter of the disagreements in connection with its reports.

During the two most recent fiscal years through the date of termination, the reports of Cordovano did not contain any adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope, or accounting principles other than the following:

1)              The Report of Independent Registered Public Accounting Firm issued by Cordovano with respect to the Company’s audited financial statements for the year ended December 31, 2010 contained the following statement:

“The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has incurred operating losses since inception and has a net capital deficit at December 31, 2010, which raises substantial doubt about its ability to continue as a going concern.  Management’s plan in regard to these matters is also discussed in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

2)              The Report of Independent Registered Public Accounting Firm issued by Cordovano with respect to the Company’s audited financial statements for the year ended December 31, 2009 contained the following statement:

“The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has incurred operating losses since inception and has a net capital deficit at December 31, 2009, which raises substantial doubt about its ability to continue as a going concern.  Management’s plan in regard to these matters is also discussed in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

During the two most recent fiscal years and any subsequent interim period through the date of change in accountants, there were no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

The Company requested that Cordovano furnish it with a letter addressed to the Securities and Exchange Commission ("SEC") stating whether or not Cordovano agreed with the above statements.  A copy of Cordovano’s original letter to the SEC dated August 26, 2011 is attached as Exhibit 16.1 to this Report.

During the two most recent fiscal years and the subsequent interim period through the date of the termination of Cordovano, the Company did not consult with Paritz & Co. regarding any matters described in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Item 9.01.   Financial Statements and Exhibits.
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(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit 16.1  Letter from Cordovano and Honeck LLP dated August 26, 2011.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

YACHT FINDERS, INC.

DATE: August 26, 2011	By:	/s/ Thomas Colligan
Thomas Colligan
President and Chief Executive Officer